Exhibit 4.4


                              GUARANTEE SUPPLEMENT


           GUARANTEE SUPPLEMENT (this "Guarantee Supplement"), dated as of September 23, 2005, among the guarantor listed on the signature pages attached hereto (the "New Guarantor"), and, pursuant to the Senior Bridge Loan Agreement dated as of September 13, 2005 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Bridge Loan Agreement"), among the Borrower, the Parent Guarantor, the Lenders, Deutsche Bank AG Cayman Islands Branch, as administrative agent (the "Administrative Agent"), Deutsche Bank AG Cayman Islands Branch and JPMorgan Chase Bank, N.A. as initial lenders and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book-runners (the "Arrangers").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

           WHEREAS Activant Solutions Holdings Inc. (the "Parent Guarantor") and the other persons named therein have heretofore executed and delivered to the Administrative Agent a Guarantee Agreement (as such may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), dated as of September 13, 2005, providing for the guarantee by the Guarantors of the obligations of the Borrower under the Senior Bridge Loan Agreement; and

           WHEREAS Section 8.9 of the Senior Bridge Loan Agreement provides that the Borrower will cause the New Guarantor to execute and deliver to the Administrative Agent a Guarantee Supplement pursuant to which the New Guarantor shall unconditionally guarantee all of the Borrower's obligations under the Senior Bridge Loan Agreement pursuant to a Guarantee on the terms and conditions set forth herein;

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Administrative Agent mutually covenant and agree for the equal and ratable benefit of the Lenders as follows:

1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Senior Bridge Loan Agreement.

                  (b) For all purposes of this Guarantee Supplement, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Senior Bridge Loan Agreement; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Guarantee Supplement refer to this Guarantee Supplement as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to Guarantee the Borrower's obligations under the Senior Bridge Loan Agreement on the terms and subject to the conditions set forth in Section 2 of the Guarantee Agreement and to be bound by all other applicable provisions of the Guarantee Agreement. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Senior Bridge Loan Agreement, the Guarantee Agreement and the Notes.

3. Ratification of Guarantee Agreement; Guarantee Supplement Part of Guarantee Agreement. Except as expressly amended hereby, the Guarantee Agreement and the Senior Bridge Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Guarantee Supplement shall form a part of the Guarantee Agreement for all purposes, and every Lender or holder of any Note heretofore or hereafter delivered shall be bound hereby.

4. Governing Law. THIS GUARANTEE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. Administrative Agent Makes No Representation. The Administrative Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantee Supplement or for or in respect of the recitals contained herein, all of which are made solely by the New Guarantor.

6. Multiple Counterparts. The parties may sign multiple counterparts of this Guarantee Supplement (including by telecopy transmissions). Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

7. Headings. The headings of this Guarantee Supplement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


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
           IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Supplement to be duly executed as of the date and year first above written.

                                      NEW GUARANTOR:

                                      SDI MERGER CORPORATION

                                      By: /s/ Greg Petersen
                                          -------------------------------------
                                      Name: Greg Petersen
                                      Title: President



                                      ADMINISTRATIVE AGENT:

                                      DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

                                      By: /s/ Paul O'Leary
                                          --------------------------------------
                                      Name: Paul O'Leary
                                      Title: Vice President



                                      By: /s/ Evelyn Lazala
                                          --------------------------------------
                                      Name: Evelyn Lazala
                                      Title: Vice President









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